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                                                                   EXHIBIT 10.56



                            TAX ALLOCATION AGREEMENT


        AGREEMENT dated July 21, 1995, by and among Hyundai Electronics America (parent, and hereinafter referred to as HEA) and each of its undersigned subsidiaries.

                                   WITNESSETH

        WHEREAS, the parties hereto are members of an affiliated group (Affiliated Group) as defined in Section 1504(a); and

        WHEREAS, such Affiliated Group will file a U.S. consolidated income tax return for its tax year 1994 and is required to file consolidated tax returns for subsequent years; and

        WHEREAS, HEA desires to exercise sole discretion over the methods by which it files its consolidated federal income tax return, including assembly and organization of information; filing of returns; payment of estimates, tax, interest and penalties, tax audit and other contacts with the Internal Revenue Service and settlement on its consolidated federal income tax return; and

        WHEREAS, it is the intent and desire of the parties hereto that a method be established for allocating the consolidated tax liability of the Affiliated Group among its members, for reimbursing HEA for payment of such liability, for compensating any party for use of its losses or tax credits, and to provide for the allocation and payment of any refund arising from a carryback of losses or tax credits from subsequent tax years.

        NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto agree as follows:

        1. A U.S. consolidated income tax return shall be filed by HEA for the tax year ended December 31, 1994, and for each subsequent taxable period in respect of which this agreement is in effect and for which the Affiliated Group is required or permitted to file a consolidated tax return. Each member of the Affiliated Group shall execute and file such consent, elections, and other documents that may be required or appropriate for the proper filing of such returns.

        2. Each subsidiary agrees that it will undertake all measures prescribed by HEA to provide information requested by HEA for its consolidated federal income tax return, cooperate as prescribed by HEA in any tax audit or investigation of HEA's consolidated federal income tax return, execute any tax settlement arrangement recommended by HEA in connection therewith, make prompt payment to HEA of any consequential additional tax, interest or penalties calculated, and make provision with HEA for regular review and approval by HEA of tax procedures of the subsidiary.

        3. HEA and each subsidiary agree that the consolidated tax liability for each year, determined in accordance with Regulation 1.1502-2, shall be apportioned among them in



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accordance with the provisions of Regulation 1.1502-33(d)(2)(ii), (effective for taxable years beginning January 1, 1995, pursuant to amendment by T.D. 8560, reference should be made to Regulation 1.1502-33(d)(3) and the applicable provisions thereunder). In applying that regulation, the tax liability of the group shall be allocated to the members of the group on the basis of the percentage of the total tax which the tax of such member, if computed on a separate return, would bear to the total amount of the taxes for all members of the group so computed, pursuant to Section 1552(a)(2) of the Code and Regulation 1.1552-1(a)(2)(ii). Also, fixed percentage to be used for purposes of applying Regulation 1.1502-33(d)(2)(ii)(b) shall be 100 percent. Thus, under Regulation 1.1502-33(d)(2)(ii)(b), an additional amount shall be allocated to each member of the affiliated group equal to 100 percent of the excess, if any, of the separate return tax liability of such member for the tax year (computed as provided in Regulation 1.1552-1(a)(2)(ii) over the tax liability allocated under
Section 1552(a)(2) as outlined above, and credited to the members that had items of income, deduction, credit, and so forth to which any difference is attributable.

        Under this provision there will be no additional benefit to the subsidiaries for their losses in the current year, if HEA has the ability to utilize its own net operating loss carryforwards. The following example illustrates this point.

        Example. If each member had filed a separate return, taxable income is as follows: HEA $1,000, Sub I ($1,000), and all other members of the Affiliated Group $0. Accordingly, the Affiliated Group's consolidated liability is $0. HEA has net operating loss carryforwards from prior years in excess of $1,000. No tax liability is allocated to HEA (and credited to Sub I) since HEA's separate return liability would be $0 as a result of utilizing its net operating loss carryforwards.

        4. HEA and each subsidiary agree that if the consolidated tax liability for each year includes any liability for alternative minimum tax and/or environmental tax, the alternative minimum tax, allowable minimum tax credit, and environmental tax shall be allocated among the members in accordance with Proposed Regulations Section 1.1552-1(g). HEA and each subsidiary further agree that upon subsequent revisions or finalization of the Proposed Regulations, this paragraph shall be reviewed to determine whether such Regulations are consistent with the intent of the parties to this agreement.

        5. Payment of the consolidated tax liability for a taxable period shall include the payment of estimated tax installments due for such taxable period, and each subsidiary shall pay to HEA its share of each payment within ten days or other mutually agreeable time of receiving notice of such payment from HEA, but in no event later than the due date for each such payment. Any amounts paid by a subsidiary on account of a separate return or separate estimated tax payments that are credited against the consolidated tax liability of the Affiliated Group shall be included in determining the payments due from such subsidiary. Any overpayment of estimated tax should be refunded to the subsidiary. Additions to tax, penalties, interest and other costs incurred by HEA because a subsidiary has overestimated its tax benefit shall be borne by that subsidiary.



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        6. If for any taxable period the separate return liability of any member of the Affiliated Group, including HEA, exceeds the consolidated tax liability for such period as a result of any excess losses or tax credits of one or more members, then the member who has absorbed the excess losses or credits shall pay to each such member whose excess losses or credits were absorbed were absorbed its allocable portion of such excess amount within 30 days after the date of filing of the consolidated return for such period. In order to compute each member's tax on a separate return basis, the Affiliated Group shall allocate to each member, the Group's Research Credit and Foreign Tax Credit pursuant to the principles of Regulations 1.41-8(a)(4) Examples (1) & (2), and 1.1502-4(f)(2), respectively. The following example illustrates this point.

        Example. If each member had filed a separate return, taxable income is as follows: HEA $1,000, Sub I $1,000, and all other members of the Group $0. Thus, HEA's consolidated liability is $680. The HEA Group is unable to generate a research credit on a consolidated basis. Sub I's R&D expenditure and base period computed on a separate return basis would result in a research credit of $1,000. However, since the HEA consolidated group has no research credit, no amount of credit is allowed to Sub I on a separate return basis. Therefore, $340 in tax liability would be allocated to both HEA and Sub I.

        7. If part or all of an unused loss or tax credit is allocated to a member of the Affiliated Group pursuant to Regulation 1.1502-79, and is carried back or forward to a year in which such member filed a separate return or a consolidated return with another affiliated group, any refund or reduction in tax liability arising from the carryback or carryover shall be retained by such member. Notwithstanding the above, HEA shall determine whether an election shall be made not to carry back part or all of a consolidated net operating loss for any tax year in accordance with Section 172(b)(3).

        8. If the consolidated tax liability is adjusted for any taxable period, whether by means of an amended return, claim for refund, or after a tax audit by the Internal Revenue Service, the liability of each member shall be recomputed to give effect to such adjustments, and in the case of a refund, HEA shall make payment to each member for its share of the refund, determined in the same manner as in paragraph 2 above, within ten days or other mutually agreeable time, after the refund is received by HEA, and in the case of an increase in tax liability, each member shall pay to HEA its allocable share of such increased tax liability within ten days or other mutually agreeable time after receiving notice of such liability from HEA.

        9. If for any taxable period, a member's tax attributes (tax credits and NOLs) are utilized by the Group in computing consolidated tax liability and the member is not reimbursed on a current basis pursuant to this agreement, then upon deconsolidation of any party to this agreement, the member shall be reimbursed by the members of the Group who utilized the tax attributes only when such members fully utilize their tax attributes.

        10. Each subsidiary shall refrain from entering into agreements which, in the opinion of HEA, affect the subject matter of this Agreement without the prior written approval of HEA; submit to HEA for review and consolidation all federal income tax returns and other related



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information sixty days prior to the required federal filing date (including extensions) or at such other date as HEA may designate.

        11. The principles expressed in this agreement with respect to the HEA Affiliated Group federal income tax return shall apply with equal force to all state and local income and franchise tax matters filed on a consolidated, combined or unitary basis.

        12. If during a consolidated return period HEA or any subsidiary acquires or organizes another corporation that is required to be included in the consolidated return, then such corporation shall join in and be bound by this agreement.

        13. This agreement shall apply to the tax year ending December 31, 1994, and all subsequent taxable periods unless HEA and the subsidiaries agree to terminate the agreement. Notwithstanding such termination, this agreement shall continue in effect with respect to any payment or refunds due for all taxable periods prior to the termination.

        14. This agreement shall be binding upon and inure to the benefit of any successor, whether by statutory merger, acquisition of assets, or otherwise, to any of the parties hereto, to the same extent as if the successor had been an original party to the agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their duly authorized representatives on July 21, 1995.

                                  Hyundai Electronics America

                                  by /s/ Authorized Signatory
                                    ___________________________________________

                                  Axil Computer, Inc.

                                  by /s/ Authorized Signatory
                                    ___________________________________________

                                  Image Quest Technologies, Inc.

                                  by /s/ Authorized Signatory
                                    ___________________________________________

                                  Symbios Logic Inc.

                                  by /s/ Authorized Signatory
                                    ___________________________________________

                                  Symbios Logic Solutions

                                  by /s/ Authorized Signatory
                                    ___________________________________________

                                  TV/COM International, Inc.

                                  by /s/ Authorized Signatory
                                    ___________________________________________



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                     SUPPLEMENT TO TAX ALLOCATION AGREEMENT


        Hyundai Electronics America (parent, and hereinafter referred to as HEA) and each of its undersigned subsidiaries desire to modify the Tax Allocation Agreement dated July 21, 1995 ("Tax Agreement"), as follows:

        1. HEA and its subsidiary Symbios Logic, Inc. ("SYMBIOS") are parties with Hyundai Electronics Industries Co., Ltd. to a Parent Ownership and License Agreement effective February 16, 1995 ("License Agreement"). The License Agreement will have certain U.S. federal and state income tax consequences.

        2. For all purposes of the Tax Agreement, the MPD Patents and Patent Applications ("MPD Patents") acquired by HEA from AT&T-G18 will be treated as being owned exclusively by SYMBIOS. Moreover, SYMBIOS will be treated as owning 100% of the tax attributes associated with the MPD Patents, including tax basis and amortization rights for the entire $40 million paid AT&T-18 for the MPD Patents.

        For example, the purposes of the Tax Agreement, SYMBIOS rather than HEA will be entitled to amortize over the prescribed period 100% of the tax basis of the MPD Patents in the calculation of its separate return tax liability under the Tax Agreement.

        3. While the Tax Agreement generally applies to Tax Allocations for periods during which the parties participate together in filing a consolidation return, in order to provide similar benefits to SYMBIOS for periods subsequent to its participation with HEA in a consolidated return, HEA would continue to make payments to SYMBIOS with respect to HEA's utilization of tax benefits arising from deductions associated with the MPD Patents, at the time such benefits are utilized and at HEA's marginal tax rates.

        4. The parties to the Tax Agreement acknowledge that the provisions herein may have the effect of creating distributions and capital contributions for U.S. federal income tax purposes. For example, amortization deductions with respect to the MPD Patents recognized by HEA for U.S. federal income tax purposes but by SYMBIOS for purposes of the Tax Agreement may result in a capital contribution by HEA to SYMBIOS due to the resulting reduction in the SYMBIOS separate return tax liability under the Tax Agreement.

        5. The parties to the Tax Agreement acknowledge that earnings and profits adjustments and investment account adjustments recognized by Affiliated Group members for U.S. federal Income tax purposes may differ from such adjustments that would apply if the modification to separate return tax liabilities under the Tax Agreement resulting from the provisions herein were also effective for U.S. federal income purposes. For example, subject to the provisions of paragraph 3 above, the "shifting" of amortization deductions with respect to the MPD Patents from HEA to SYMBIOS for purposes of the Tax Agreement are not anticipated to reduce the earnings and profits of SYMBIOS, or HEA's investment in SYMBIOS for U.S. federal income tax purposes.



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        6. This Supplement shall apply tot he same except as the Tax Agreement, and during the same period.

        IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their duly authorized representatives.

                                  Hyundai Electronics America

                                  by /s/ Authorized Signatory
                                    ___________________________________________

                                  Axil Computer, Inc.

                                  by /s/ Authorized Signatory
                                    ___________________________________________

                                  Image Quest Technologies, Inc.

                                  by /s/ Authorized Signatory
                                    ___________________________________________

                                  Symbios Logic Inc.

                                  by /s/ Authorized Signatory
                                    ___________________________________________

                                  Symbios Logic Solutions

                                  by /s/ Authorized Signatory
                                    ___________________________________________

                                  TV/COM International, Inc.

                                  by /s/ Authorized Signatory
                                    ___________________________________________



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                      ADDENDUM TO TAX ALLOCATION AGREEMENT



        WHEREAS Hyundai Electronics America (parent, and hereinafter referred to as HEA) has acquired or organized additional subsidiaries which will be included in its federal consolidated income tax return; and

        WHEREAS, HEA and the undersigned subsidiaries desire the new subsidiaries to participate in the Tax Allocation Agreement dated July 21, 1995 ("Tax Agreement").

        NOW, THEREFORE, the undersigned subsidiaries shall join the Affiliated Group and be bound by the Tax Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this addendum to be executed by their duly authorized representatives.

                                  Hyundai Electronics America

                                  by /s/ Authorized Signatory
                                    ___________________________________________

                                  Maxtor Corporation

                                  by /s/ Authorized Signatory
                                    ___________________________________________

                                  Odeum Microsystems

                                  by /s/ Authorized Signatory
                                    ___________________________________________



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